                                                               EXHIBIT 3.1(i)(b)



              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                          VENTANA MEDICAL SYSTEMS, INC.

         Ventana Medical Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         The original Certificate of Incorporation of Ventana Medical Systems, Inc. was filed with the Secretary of State of the State of Delaware on February 26, 1993. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

         The name of this corporation is Ventana Medical Systems, Inc.

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The total number of shares of Common Stock which this corporation is autho rized to issue is 50,000,000, and the total number of shares of Preferred Stock which this corporation is authorized to issue is 5,000,000. Each share of Common Stock and each share of Preferred Stock has a par value of $0.001. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being expressly vested in the Board). The Board of Directors is hereby further authorized to fix or alter the voting powers, designations, preferences and qualifications, limitations or restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective rights which have been or may be granted to Preferred Stock or series thereof in Certificates of Designation or the Corporation's Certificate of Incorporation, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to or pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition and dividend preferences, or approval of matters by vote or written consent), the rights of any present or future class or series of Preferred Stock or Common Stock.

                                    ARTICLE V

         The corporation is to have perpetual existence.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

                                   ARTICLE VII

         The number of directors which constitute the whole Board of Directors of the corporation shall be as specified in the Bylaws of the corporation.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX

         Holders of stock of any class or series of the corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

                                    ARTICLE X

         No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two thirds percent (662/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX or X of this Amended and Restated Certificate of Incorporation or Sections 2.3 and 2.5 of the corporation's Bylaws.

                                   ARTICLE XI

         To the fullest extent permitted by the Delaware General Corporation Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XII

         1. The corporation shall indemnify each of the corporation's directors and officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board of Directors of the corporation, indemnify any other person who may be indemnified pursuant to
Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

         2. No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article XI, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

                                  ARTICLE XIII

         Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.

                                   ARTICLE XIV

         The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by R. James Danehy, its President, and attested by R. Michael Rodgers, the Secretary of the corporation. The signatures below shall constitute the affirmation or acknowledgment, under penalties of perjury, that the facts herein stated are true, this ____ day of July, 1996.

                                       VENTANA MEDICAL SYSTEMS, INC.

                                       By:
                                            -----------------------------------
                                            R. James Danehy,
                                            President and Chief Executive
                                            Officer

ATTEST:

- -----------------------------------------
R. Michael Rodgers, Secretary